EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                              May 9, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of May 9, 2003 accompanying the audited financial statements of Huile' Oil & Gas, Inc., as of March 31, 2003 and December 31, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC


P.O. Box 50141,  Henderson,  Nevada 89016,  Phone:  (702)  434-8452,  Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net